Exhibit 3.7(d)

(Requestors Name) (Address) (Address) (City/State/Zip/Phone#) □ PICK - UP OwAIT □ MAIL (Business Entity Name) (Document Number) Certified Copies _ Certificates of Status _ Special Instructions to Filing Officer: Office Use Only 000195710900 ,d•,:...• , ,.,·02/2S/11 - - 0102S - - 015 **43. 75

' ' COVER LETTER TO: Amendment Section Division of Corporations NAME OF CORPORATION: E_m p_ire_P_izz_a_H_o_ld_in g s ,_ln_c_. _ DOCUMENT NUMBER: P_0_6_0_0_0_14_0_4_1_1 The enclosed Articles of Amendment and fee are submitted for filing. Please return all correspondence concerning this matter to the following: Mike Kilburn Name of Contact Person svcc Finni Company 213 West Main Street, PO Box 725 Address Sackets Harbor, NY 13685 City/ State and Zip Code contact@seawaycapital.com E - mail address: (to be used for future annua l report not1ftcat1on ) For further information concerning this matter, please call: MikeKilburn a t( - 31 - 5 - ) --- - 6 - 46 - - 71 - 01 - - - Area Code & Daytime Telephone Number Name of Contact Person Enclosed is a check for the following amount made payable to the Florida Department of State: 0 $35 Filing Fee D $43.75 Filing Fee & Certificate of Status Mailing Address Amendment Section Division of Corporations P.O. Box 6327 Tallahassee, FL 32314 IZ] $43.75 Filing Fee & Certified Copy (Additional copy is enclosed) D $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed) Street Address Amendment Section Division of Corporations Clifton Building 2661 Executive Center Circle Tallahassee, FL 32301

I ' Articles of Amendment to Articles of Incorporation of Empire Pizza Holdings, Inc. (Name of Corporation as currently filed with the Florida Dept. of State) (Document Number of Corporation (if known) Pursuant to the provisions of section 607 . 1006 , Florida Statutes, this Florida Profit Corporation adopts the following amendment(s) to its Articles oflncorporation : A. If amending name. enter the new name of the corporation: The new name must be distinguishable and contain the word "corporation, " "company, " or "incorporated" or the abbreviation "Corp . , " "Inc . ," or Co . ," or the designation "Corp, " "Inc," or "Co" . A professional corporation name must contain the word "chartered," "professional association, "or the abbreviation "P . A . " B. Enter new principal office address. if applicable: (Principal office address MUST BE A STREET ADDRESS) C. Enter new mailing address. if applicable: (M iling address MAY BE A POST OFFICE BOX) D. If amending the registered agent and/or registered office address in Florida. enter the name of the new registered agent and/or the new registered office address: Name o(New Registered Agent: New Registered Offlce Address: (Florida street address) Florida. (City) (Zip Code) New Registered Agent's Signature. if changing Registered Agent: I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position. Signature of New Registered Agent, if changing Page I of3

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If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added: (Allach additional sheets, if necessary) Address Type of Action □ Add D Remove □ Add D Remove □ Add D Remove E. If amending or adding additional Articles, enter change(s) here: (attach additional sheets, if necessary). (Be specific) F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate NIA) Dividend of 5 shares of Harbor Brewing Company, Inc. and 1,000 shares of Seaway Valley Capital Corporation for every round lot of 250,000 shares of Empire Pizza common stock shares. Page 2 of3

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The date of each amendment(s) adoption: _F :e :b_ru' - a' - ry - " - ' - 2= - 3= - =• - - =2:..0:.._1;_1' - ------------ (date of adoption is required) Effective date if applicable: _M_a_r_c_h_1_8_,;_2_0_1_1 (no more than 90 days after amendment file date) Adoption of Amendment(s) (CHECK ONE) [Z] The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval. D The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separalely provided for each voting group entitled to vote separalely on the amendment(s): "The number of votes cast for the amendment(s) was/were sufficient for approval by - ------------------- - (voting group) D The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required. D The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required. Signature -- '' ----- f..::.:. --- ,h -- + - ,i,.,:!: (By a directo , pre· ent or er officer - 1 r o tc ve not been selected, by an in orporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary) Maury Peters (Typed or printed name of person signing) Chairman & President (Title of person signing) Page 3 of 3

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MAJORITY WRITTEN CONSENT OF SHAREHOLDERS OF. EMPIRE PIZZA HOLDINGS, INC. IN LIEU OF MEETING OF THE SHAREHOLDERS The undersigned, constituting a majority of the issued and outstanding shares of Empire Pizza Holdings, Inc. (f/k/a Wisebuys, Inc.), a Florida corporation (the "Corporation") entitled to vote thereon (the "Shareholders"), acting pursuant to the provisions of Section 607.0704 of the Florida Business Corporations Act, hereby consent to take the following actions and adopt the following resolutions effective as of the date indicated below: DIVIDEND WHEREAS, the Shareholders have been advised by the Board of Directors (the Board") of the Corporation that it believes that it is in the best interest of the Corporation and the shareholders thereof for the Corporation to effect a dividend of shares held of Harbor Brewing Company, Inc. and Seaway Valley Capital Corporation. The ratios for the respective share distributions shall be set at five common stock shares of Harbor Brewing and one thousand common stock shares of Seaway Valley for each even number of two hundred fifty thousand shares of Wisebuys' common stock held . Shareholders ofrecord as of March 18 , 2011 will be able to participate in the dividend distribution . (the "Dividend") ; and WHEREAS, the Shareholders believe it is in the best interest of the Corporation to authorize and approve the Dividend and the actions contemplated thereby as proposed by the Board . NOW, THEREFORE, BE IT RESOLVED, THAT the Dividend, and the actions contemplated thereby are hereby authorized and approved . GENERAL RESOLUTION FINALLY, BE IT RESOLVED FURTHER, THAT the Board of Directors and Officers of the Corporation are hereby authorized and instructed to take whatever steps necessary to effectuate the above described resolutions . IN WITNESS WHEREOF, the undersigned h set forth their hand as of this 23rd day of February 2011. Shareholder Name: Maury Peters Number of Common Shares: 1,809,513,746 (pct of Common Shares: 70%) Number of Series A Preferred Shares: 1 (pct of Series A Preferred 100%) Number of Series B Preferred Shares: 100,000 (pct of Series B Preferred 100%) Total Capital Stock Voting Percentage (85%) By: Maury Peters, Individually

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NEW YORK ST ATE ACKNOWLEDGEMENT State of New York in the year,;p / I , before me, , the undersigned Notary Public, personally appeared County of, bcf,sun On thec:J3,J day o / / 1 (, \ OTu k ( \ .) : - iOTARY (bat Lt .1::lev S. } SS: E(S OF SIGNER(S) c... --- wbo is personally known to me _ whose identity I proved on the basis of _ _ whose identity I proved on the oath/affirmation of _, a credible witness to be the person(s) whose name(s) is/are subscribed to the attached instrument and acknowledged to me that be/she/they executed the same for the purposes therein stated. Document Date Number Of Pages

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MAJORITY WRI'ITEN CONSENT OF DIRECTORS OF EMPIRE PIZZA HOLDINGS, INC. IN LIEU OF MEETING OF THE BOARD OF DIRECTORS Pursuant to the authority granted to Directors to take action by written consent without a meeting pursuant to Section 607 of the Business Organizations Law of the State of Florida, the Board of Directors (the "Directors") of Empire Pizza Holdings, Inc., (f/k/a "Wisebuys, Inc.") a Florida corporation (the "Company" or the "Corporation"), do hereby consent to, adopt, ratify, confmn and approve, as of the date indicated below, the following recitals and resolutions, as evidenced by their signature hereunder: DIVIDEND WHEREAS, the Directors believe it is in the best interest of the Corporation and the majority shareholder thereof for the Corporation to effect a dividend of shares held of Harbor Brewing Company, Inc. and Seaway Valley Capital Corporation. The ratios for the respective share distributions shall be set at five common stock shares of Harbor Brewing and one thousand common stock shares of Seaway Valley for each even number. of two hundred fifty thousand shares of Wisebuys' common stock held. Shareholders of record as of March 18, 2011 will be able to participate in the dividend distribution. (the "Dividend"); and WHEREAS, the Directors have been presented with a written consent of a majority of the shares of the Corporation approving and authorizing the Dividend. WHEREAS, the Directors believe it is in the best interest of the Corporation to authorize and approve the Dividend and the actions contemplated thereby as proposed by the Board. NOW, THEREFORE, BE IT RESOLVED, THAT the Dividend, and the actions contemplated thereby are hereby authorized and approved. IN WITNESS WHEREOF, the undersigned have set forth their hand as of this 23rd day of February 2011. Maury Peters Director and Chairman

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NEW YORK STATE ACKNOWLEDGEMENT State of New York } SS: County ot;., \ JJ;,<SQO On tbe day of in the year ::Jo) I , before me, II ,)c bJyA,) , the undersigned Notary Public, personally appeared oTfI - k> . n h i I (Y \ Q \ 1, ){ • I ce •" Clnt.Aa I y A (1)h.gp J? L -- ' N ME(S) OF SIGNE (S) I..,/ who is personally known to me _ whose identity I proved on the basis of _ _ whose identity I proved on the oath/affirmation of , a credible witness to be the person(s) whose name(s) is/are subscribed to the attached instrument and acknowledged to me that be/she/they executed the same for the purposes therein stated. fl;.J. My Commission Expires 8.,/J] /aPIJ , 14 0ill ..1C.4' 1:f'_ - P:4_1,,...£.lll.lMJ:. Dir«:/w 0:2rff1;£: r1 i Document Date · Number Of Pages Kelly JC Burn• Notary Public • State Of New York Qualified In Jefferson County Rep # 01BU6063380 1 ,,_ Commission Expires 08 - 27·...L...J

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